                                                                   Exhibit 10.50

================================================================================

                                                          INVESTMENT NUMBER 4905

                             PUT AND CALL AGREEMENT

                                      AMONG

                           PIONEER FIRST RUSSIA, INC.

                                       AND

                               PIONEER OMEGA, INC.

                                       AND

                       INTERNATIONAL FINANCE CORPORATION


                             DATED OCTOBER 16, 1996

================================================================================

                                TABLE OF CONTENTS

ARTICLES OR
  SECTION                 ITEM                                          PAGE NO.
  -------                 ----                                          --------

ARTICLE I ...................................................................  2

DEFINITIONS, REFERENCES AND HEADINGS ........................................  2

    Section 1.01. Definitions ...............................................  2
    Section 1.02. References and Headings ...................................  5

ARTICLE II ..................................................................  5

THE PUT OPTION ..............................................................  5

    Section 2.01. Put Option ................................................  5
    Section 2.02. Late Payment ..............................................  7
    Section 2.03. Saving of Rights ..........................................  7

ARTICLE III .................................................................  7

THE CALL OPTION .............................................................  7

    Section 3.01. Call Option ...............................................  7
    Section 3.02. Late Payment ..............................................  9
    Section 3.03. Saving of Rights ..........................................  9

ARTICLE IV .................................................................. 10

REPRESENTATIONS AND WARRANTIES .............................................. 10

    Section 4.01. Representations and Warranties ............................ 10

ARTICLE V ................................................................... 11

MISCELLANEOUS ............................................................... 11

    Section 5.01. Calculations .............................................. 11
    Section 5.02. Taxes ..................................................... 11
    Section 5.03. Reports ................................................... 11
    Section 5.04. Further Assurances ........................................ 11
    Section 5.05. Right of First Option ..................................... 12
    Section 5.06. Covenant Concerning Issuance of Other Classes of Shares
                      and Other Securities .................................. 14
    Section 5.07. Notices and Requests ...................................... 15
    Section 5.08. Successors and Assigns .................................... 15
    Section 5.09. Governing Law ............................................. 15
    Section 5.10. Counterparts .............................................. 16

                             PUT AND CALL AGREEMENT

      AGREEMENT, dated October 16, 1996, among: PIONEER FIRST RUSSIA, INC., a corporation organized and existing under the laws of the State of Delaware, in the United States of America (the "Company");

            Address for communications:

            Mail:       c/o The Pioneer Group, Inc.
                        60 State Street
                        Boston, MA 02109
            Attn.:      General Counsel

            Facsimile:  (617) 422-4293

PIONEER OMEGA, INC., a corporation organized and existing under the laws of the State of Delaware, in the United States of America ("Pioneer Omega");

            Address for communications:

            Mail:       c/o The Pioneer Group, Inc.
                        60 State Street
                        Boston, MA 02109
            Attn.:      General Counsel

            Facsimile:  (617) 422-4293

and INTERNATIONAL FINANCE CORPORATION, an international organization established by Articles of Agreement among its member countries ("IFC"),

            Address for communications:

            Mail:       1818 H Street NW
                        Washington, D.C. 20433
            Attn.:      Director, Europe Department

            Facsimile:  (202) 477-6391
                        (202) 477-8164.

      WHEREAS:

      (A) By a Subscription Agreement of even date herewith between the Company and IFC (the "Subscription Agreement"), IFC has agreed, subject to the terms and conditions set forth therein, to subscribe and pay for in full, shares of the common stock of the Company of par value one cent of a dollar ($.01) each, for an aggregate subscription price of up to four million dollars ($4,000,000).

      (B) It is a condition of subscription and disbursement under the Subscription Agreement that the parties hereto shall have entered into this Agreement.

      NOW THEREFORE, the parties hereto hereby agree as follows:

                                    ARTICLE I

                      DEFINITIONS, REFERENCES AND HEADINGS

      Section 1.01. Definitions.

      Wherever used in this Agreement, unless the context otherwise requires or unless otherwise defined herein, terms defined in the Subscription Agreement have the same meanings herein. Wherever used in this Agreement, unless the context otherwise requires, the following terms shall have the following meanings:

"Annualized IFC
Share Earnings"   means for any Fiscal Year in which an Option Notice is
                  delivered, the sum of the IFC Share Earnings for each quarter of such Fiscal Year, divided by the aggregate number of months in such quarters, times twelve;

"Average IFC
Share Earnings"   means, for purposes of calculating the Option Price, either
                  (i) in the instance when the Option Notice is delivered during the first six months of the Company's Fiscal Year, the average of the IFC Share Earnings for the three Fiscal Years ended immediately prior to the date of the Option Notice or, (ii) in the instance when the Option Notice is delivered at any other time, the average of the IFC Share Earnings for the two Fiscal
                  Years ended immediately prior to the date of the Option Notice and the Annualized IFC

                  Share Earnings for the Fiscal Year in which the Option Notice is delivered.

"Business Day"    means a day on which banks are open for business in New York,
                  New York;

"Call Notice"     means the notice given by Pioneer Omega to IFC pursuant to
                  Section 3.01(a), which shall set forth:

                  (i)   the number of IFC Shares;

                  (ii)  the Settlement Date; and

                  (iii) the Settlement Place;

"Call Option"     means the option described in Section 3.01 of Pioneer Omega to buy from IFC at the Option Price all but not less than all of the IFC Shares;

"Call Period"     means the period, commencing on the eighth anniversary of the
                  Initial Closing Date and ending on the tenth anniversary of the Initial Closing Date;

"IFC Shares"      means the aggregate of:

                  (i) all Shares subscribed by IFC pursuant to the Subscription Agreement;

                  (ii) all Shares subscribed or acquired by IFC pursuant to the exercise of preemptive rights, options or warrants accruing to IFC in relation to any IFC Shares;

                  (iii) all Shares received by IFC by the conversion of any IFC
                        Shares or as a result of stock splits or stock dividends; and

                  (iv) all shares (of any company) received by IFC in exchange, replacement or substitution of any IFC Shares;

                  less, any IFC Shares sold by IFC prior to the Put Notice or
                        Call Notice, as the case may be.

"IFC Shares NAV"  means, as of any date, the Net Asset Value (total tangible assets less total liabilities), divided by the number of Shares outstanding on a fully diluted basis on that date and multiplied by the number of IFC Shares outstanding at that date;

"IFC Share
Earnings"         means, in respect of any period, the amount obtained by (i)
                  first, dividing the Net Income by the weighted average Shares outstanding during such period, and then (ii) multiplying the quotient so obtained by the weighted average number of IFC
                  Shares during such period. For the purpose of this subsection, the Company's total Net Income shall be that shown on the Company's financial statements plus any charge for amortization of goodwill for the relevant Fiscal Year;

"Net Income"      means income after tax and before extraordinary items;

"Option Price"    means the greater of: (i) the IFC Shares NAV, and (ii) twelve
                  (12) times the Average IFC Share Earnings;

"Put Notice"      means the notice given by IFC to Pioneer Omega pursuant to
                  Section 2.0 1(a), which shall set forth:

                  (i)   the number of IFC Shares;

                  (ii)  the Option Price and the basis for its determination;

                  (iii) the Settlement Date; and

                  (iv)  the Settlement Place;

"Put Option"      means the option described in Section 2.01 of IFC to sell to
                  Pioneer Omega at the Option Price all of the IFC Shares;

"Put Period"      means the period, subject to the proviso in Section 2.01(a), commencing on the fourth anniversary of the Initial Closing
                  Date and ending on the eighth anniversary of the Initial
                  Closing Date;

"Section" or
"Sections"        means a section or sections of this Agreement;

"Settlement Date" means the date specified in the Put Notice or the Call Notice for making payment for the IFC Shares at the Option Price, which shall not be less than thirty days nor more than sixty days after the date of the Put Notice or Call Notice; and

"Settlement
Place" means the bank in New York, as designated by IFC in the Put Notice or by notice to Pioneer Omega after receipt of the Call Notice (or such other place as the parties hereto may agree), where Pioneer Omega shall pay for the IFC Shares.

      Section 1.02. References and Headings.

      (a) Unless otherwise provided, references to a specified Article, Section, Annex or Schedule shall be construed as a reference to that specified Article, Section, Annex or Schedule of this Agreement.

      (b) In this Agreement, the headings and the Table of Contents are inserted for convenience of reference only and shall not be used to define, interpret or limit any of the provisions of this Agreement.

                                   ARTICLE II

                                 THE PUT OPTION

      Section 2.01. Put Option.

      (a) IFC shall have the option ("Put Option") to sell all but not less than all of the IFC Shares at any time during the Put Period and, upon delivery to Pioneer Omega of the Put Notice, except as provided in Sections 2.01 (c) and
(d), Pioneer Omega shall be obliged to pay the Option Price on the Settlement Date at the Settlement Place.

      (b) The Put Option may be exercised only with respect to all of the IFC Shares.

      (c) Within ten (10) days following delivery of the Put Notice, Pioneer Omega may notify IFC that it elects to pay for the IFC Shares in three installments, the first installment on the Settlement Date, the second installment on the first anniversary of the Settlement Date and the third installment on the second anniversary of the Settlement Date.

      (d) Unless Pioneer Omega so elects to pay for the IFC Shares in installments, Pioneer Omega shall, on the Settlement Date and at the Settlement Place, pay the Option Price. If Pioneer Omega elects to pay for the IFC Shares in installments, it shall on the Settlement Date and at the Settlement Place pay one-third of the Option Price. On the first anniversary of the Settlement Date, or if such date is not a Business Day on the first Business Day thereafter, it shall pay one-third of the Option Price times one hundred and six per cent (106%), and on the second anniversary of the Settlement Date, or if such date is not a Business Day on the first Business Day thereafter, it shall pay one-third of the Option Price times one hundred and twelve per cent (112%).

      (e) Pioneer Omega shall pay for the IFC Shares in Dollars in immediately available funds, without any deduction whatsoever for any fees, taxes, duties or other charges howsoever called, all of which shall be borne by Pioneer Omega.

      (f) Unless Pioneer Omega so elects to pay for the IFC Shares in installments, IFC shall, upon receipt of the Option Price (as notified to IFC by the bank specified in the Put Notice), on the Settlement Date and at the Settlement Place deliver to Pioneer Omega the certificate or certificates representing the IFC Shares paid for by Pioneer Omega free and clear of liens, charges and encumbrances, together with all instruments of transfer, if any, required under the laws of the State of Delaware to effect the transfer. If Pioneer Omega elects to pay for the IFC Shares in installments, IFC shall, upon receipt of one-third of the Option Price (as notified to IFC by the bank specified in the Put Notice), on the Settlement Date and at the Settlement Place deliver to Pioneer Omega the certificate or certificates representing one-third of the IFC Shares (rounded up to the nearest whole number) held by IFC on the Settlement Date free and clear of liens, charges and encumbrances, together with all instruments of transfer, if any, required under the laws of the State of Delaware to effect the transfer. IFC shall, upon receipt of the second third of the Option Price (as notified to IFC by the bank specified in the Put Notice), on the first anniversary of the Settlement Date and at the Settlement Place deliver to Pioneer Omega the certificate or certificates representing one-half of the IFC Shares held by IFC on the first anniversary date of the Settlement Date (rounded up to the nearest whole number) free and clear of liens, charges and encumbrances, together with all instruments of transfer, if any, required under the laws of the State of Delaware to effect the transfer. IFC shall, upon receipt of the final third of the Option Price (as notified to IFC by the bank specified in the Put Notice), on the second anniversary of the Settlement Date and at the Settlement Place deliver to Pioneer Omega the certificate or certificates representing the remaining IFC Shares free and clear of liens, charges and encumbrances, together with all instruments or transfer, if any, required under the laws of the State of Delaware to effect the transfer.

      Section 2.02. Late Payment.

      Without prejudice to the remedies available to IFC under this Agreement or otherwise, if Pioneer Omega shall fail to make payment when due as specified pursuant to this Agreement, Pioneer Omega shall pay in Dollars, in respect of such payment due and unpaid, a late payment charge calculated from the date such payment is due until all amounts due are paid at the rate of fifteen percent (15%) per annum; such late payment charge shall accrue from day to day and be prorated on the basis of a 360-day year for the actual number of days in the abovementioned relevant period.

      Section 2.03. Saving of Rights.

      Without prejudice to any remedies available to IFC under this Agreement or otherwise, and notwithstanding any other provision of this Agreement, in the event that, after IFC shall have delivered a Put Notice during the Put Period to Pioneer Omega, Pioneer Omega shall fail to pay, as herein provided, for the IFC Shares, IFC, at its sole discretion, shall be free to sell, transfer or otherwise dispose of any or all of such IFC Shares, provided, however, that Pioneer Omega shall remain obligated to pay to IFC the unpaid balance of the Option Price, and any late payment charge due pursuant to Section 2.02, but reduced by an amount equal to the proceeds, if any, from such sale, transfer or disposition by IFC.

                                   ARTICLE III

                                 THE CALL OPTION

      Section 3.01. Call Option.

      (a) Pioneer Omega shall have the option ("Call Option") to buy all but not less than all of the IFC Shares at any time during the Call Period and, upon delivery to IFC of the Call Notice, except as provided in Sections 3.01(c) and
(d), Pioneer Omega shall be obliged to pay the Option Price on the Settlement Date at the Settlement Place. Following receipt of the Call Notice, IFC shall calculate the Option Price and promptly notify Pioneer Omega.

      (b) The Call Option may be exercised only with respect to all of the IFC Shares.

      (c) The Call Notice may provide that Pioneer Omega elects to pay for the IFC Shares in three installments, the first installment on the Settlement Date, the second installment on the first anniversary of the Settlement Date and the third installment on the second anniversary of the Settlement Date.

      (d) Unless Pioneer Omega so elects to pay for the IFC Shares in installments, Pioneer Omega shall, on the Settlement Date and at the Settlement Place, pay the Option Price. If Pioneer Omega elects to pay for the IFC Shares in installments, it shall, on the Settlement Date and at the Settlement Place pay one-third of the Option Price. On the first anniversary of the Settlement Date, or if such date is not a Business Day on the first Business Day thereafter, it shall pay one-third of the Option Price times one hundred and six per cent (106%), and on the second anniversary of the Settlement Date, or if such date is not a Business Day on the first Business Day thereafter, it shall pay one-third of the Option Price times one hundred and twelve per cent (112%).

      (e) Pioneer Omega shall pay for the IFC Shares in Dollars in immediately available funds, without any deduction whatsoever for any fees, taxes, duties or other charges howsoever called, all of which shall be borne by Pioneer Omega.

      (f) Unless Pioneer Omega so elects to pay for the IFC Shares in installments, IFC shall, upon receipt of the Option Price (as notified to IFC by the bank designated by IFC by notice to Pioneer Omega after receipt of the Call Notice), on the Settlement Date and at the Settlement Place deliver to Pioneer Omega the certificate or certificates representing the IFC Shares paid for by Pioneer Omega free and clear of liens, charges and encumbrances, together with all instruments of transfer, if any, required under the laws of the State of Delaware to effect the transfer. If Pioneer Omega elects to pay for the IFC Shares in installments, IFC shall, upon receipt of one third of the Option Price (as notified to IFC by the bank designated by IFC by notice to Pioneer Omega after receipt of the Call Notice), on the Settlement Date and at the Settlement Place deliver to Pioneer Omega the certificate or certificates representing one-third of the IFC Shares (rounded up to the nearest whole number) held by IFC on the Settlement Date free and clear of liens, charges and encumbrances, together with all instruments of transfer, if any, required under the laws of the State of Delaware to effect the transfer. IFC shall, upon receipt of the second third of the Option Price (as notified to IFC by the bank designated by IFC by notice to Pioneer Omega after receipt of the Call Notice), on the first anniversary of the Settlement Date and at the Settlement Place deliver to Pioneer Omega the certificate or certificates represent-ing one half of the IFC Shares held by IFC on the first anniversary date of the Settlement Date (rounded up to the nearest whole number) free and clear of liens, charges and encumbrances, together with all instruments of transfer, if any required under the laws of the State of Delaware to effect the transfer. IFC shall, upon receipt of the final third of the Option Price (as notified to IFC by the bank designated by IFC by notice to Pioneer Omega after receipt of the Call Notice), on the second anniversary of the Settlement Date and at the Settlement Place deliver to Pioneer Omega the certificate or certificates representing the remaining IFC Shares free and clear of liens, charges and encumbrances, together with all instruments of transfer, if any, required under the laws of the State of Delaware to effect the transfer.

      Section 3.02. Late Payment.

      Without prejudice to the remedies available to IFC under this Agreement or otherwise, if Pioneer Omega shall fail to make payment on or before the date such payment is due as specified pursuant to this Agreement, Pioneer Omega shall pay in Dollars, in respect of such payment due and unpaid, a late payment charge calculated from the Settlement Date until all amounts due are paid at the rate of fifteen percent (15%) per annum; such late payment charge shall accrue from day to day and be prorated on the basis of a 360-day year for the actual number of days in the abovementioned relevant period.

      Section 3.03. Saving of Rights.

      Without prejudice to any remedies available to IFC under this Agreement or otherwise, and notwithstanding any other provision of this Agreement, in the event that, after IFC shall have delivered a Call Notice during the Call Period to Pioneer Omega, Pioneer Omega shall fail to pay, as herein provided, for the IFC Shares, IFC, at its sole discretion, shall be free to sell, transfer or otherwise dispose of any or all of such IFC Shares, provided, however, that Pioneer Omega shall remain obligated to pay to IFC the unpaid balance of the Option Price, and any late payment charge due pursuant to Section 3.02, but reduced by an amount equal to the proceeds, if any, from such sale, transfer or disposition by IFC.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

      Section 4.01. Representations and Warranties.

      Each of Pioneer Omega, the Company and IFC hereby represents and warrants:

      (a) that it has the full power, authority and legal right to incur its obligations provided for in this Agreement, to execute and deliver this Agreement, and to perform and observe the terms and provisions hereof applicable to it;

      (b) that this Agreement constitutes the legal, valid and binding obligations of it, enforceable against it in accordance with the terms thereof, except that IFC represents that the Agreement constitutes its legal, valid and binding obligation;

      (c) that the execution, delivery and performance of this Agreement have been duly authorized by all necessary action on its part;

      (d) that the execution, delivery and performance of this Agreement does not violate or exceed its powers or contravene (i) any provision of any applicable law, regulation, decree or order to which it is subject, (ii) any provision of its Certificate of Incorporation and By-Laws, or (iii) any provision of any mortgage, deed, contract, agreement or other instrument to which it is a party, or which is binding upon it or any of its assets except that IFC represents only that the execution, delivery, and performance of this Agreement does not violate or exceed its powers or contravene any provisions of its Articles of Agreement, and

      (e) all authorizations, consents, approvals and licenses required for the execution, delivery and performance of this Agreement have been duly obtained or granted and are in full force and effect.

                                    ARTICLE V

                                  MISCELLANEOUS

      Section 5.01. Calculations.

      The determination of the Option Price shall be made by IFC based on IFC's own records and the audited and unaudited financial statements supplied to IFC by the Company and, if necessary, other information reasonably obtained by IFC.

      Section 5.02. Taxes.

      Pioneer Omega shall pay all taxes (including stamp taxes), duties, fees, or other charges payable on or in connection with the execution, issue, delivery, registration or notarization of this Agreement, and the sale, transfer or delivery of the IFC Shares and any documents related thereto, and shall, upon notice from IFC, reimburse IFC or its assigns for any such taxes, duties, fees, or other charges paid by IFC thereon.

      Section 5.03. Reports.

      (a) The Company shall provide to IFC, as soon as available, but in any event within sixty (60) days after the end of each quarter of each Fiscal Year complete financial statements for such quarter prepared in accordance with generally accepted accounting principles in the United States in form satisfactory to IFC and all such statements as IFC may reasonably request or as may be appropriate or helpful to IFC to exercise its rights or verify calculations under this Agreement.

      (b) The Company shall also provide IFC, as soon as available, but in any event within one hundred and twenty (120) days after the end of each Fiscal Year, complete financial statements for such year prepared in accordance with generally accepted accounting principles in the United States together with an audit report thereon prepared by the Auditors, all in a form satisfactory to IFC.

      Section 5.04. Further Assurances.

      (a) Each of the Company, Pioneer Omega and IFC undertakes to take such actions as may be necessary to carry out the transactions contemplated by this Agreement, including, without limitation, obtaining any approvals from govern-mental or regulatory authorities, or its shareholders or Board of Directors that may be required at any time to permit the taking of all actions contemplated hereby.

      (b) The Company undertakes not to take any action the effect of which would be to restrict or prevent the sale, transfer or disposition of any IFC Shares pursuant to this Agreement.

      Section 5.05. Right of First Option.

      (a) Except as provided in this Section 5.05, nothing in this Agreement shall limit the right of IFC, at any time, to sell, transfer or otherwise dispose of all or any portion of the IFC Shares that are not then subject to a Put Notice or Call Notice, provided it complies with the conditions set forth in this Article V.

      (b) In the event that IFC wishes to sell or otherwise transfer any IFC Shares to any party, it shall first offer to sell such IFC Shares to Pioneer Omega, in accordance with the following provisions:

            (i) Any sale or other disposition of any of the IFC Shares, other than according to the terms of this Section 5.05, shall be void and shall transfer no right, title, or interest in or to any of such IFC Shares to the purported transferee.

            (ii) The rights of Pioneer Omega under this Section 5.05 shall not apply to any pledge of IFC Shares by IFC which creates a mere security interest, provided that the pledgee provides the Company and Pioneer Omega with a written agreement to be bound hereby to the same extent as the IFC.

            (iii) If IFC desires to sell, transfer or otherwise dispose of any of the IFC Shares, or of any interest in the IFC Shares, whether voluntarily or by operation of law, in any transaction other than pursuant to Article II or Article III of this Agreement, IFC shall first deliver written notice of its desire to do so (the "Notice") to the Company and Pioneer Omega. The Notice must specify: (i) the number of IFC Shares proposed to be sold or otherwise disposed of (the "Offered Shares"), (ii) the cash purchase price per Offered Share,
                  (iii) if known, the name and address of any party to which IFC proposes to sell or otherwise dispose of the Offered Shares or an interest in the Offered Shares (the "Offeror"), and (iv) all other material terms and conditions of the proposed transaction.

            (iv) Pioneer Omega shall have the first option to purchase all or any part of the Offered Shares for the consideration per share and on the terms and conditions specified in the Notice. Pioneer Omega must exercise such option by delivering written notice to such effect to IFC no later than 45 days after the Notice is deemed under Section 5.07 hereof to have been delivered to Pioneer Omega.

            (v) In the event that Pioneer Omega duly exercises its option to purchase all or part of the Offered Shares, the closing of such purchase shall take place at the offices of the Company not later than the date five days after the expiration of such 45-day period.

            (vi) In the event that Pioneer Omega does not exercise its option within such 45-day period with respect to all of the Offered Shares, the option shall expire with respect to the Offered Shares that Pioneer Omega has not agreed to purchase. IFC shall have the right, during the 90-day period following the date of notice from Pioneer Omega that it does not intend to purchase a portion of the Offered Shares (or, if no such notice is given, during the 90-day period following the 45-day period after the date of the Notice) to sell or otherwise transfer to any purchaser any or all of the Offered Shares not being purchased by Pioneer Omega, provided that the sale price is not lower than that set forth in the Notice and the other terms and conditions of sale are not more favorable to the purchaser of such Offered Shares than those set forth in the Notice. If such Offered Shares have not been sold to a third party in accordance with the terms of this clause (vi) within such 90-day period, IFC must again comply fully with the transfer restrictions set forth in this Section 5.05 prior to effecting any transfer of such Offered Shares.

      Section 5.06 Covenant Concerning Issuance of Other Classes of Shares and Other Securities

      (a) Between the Initial Closing Date and the end of the Call Period (or, if sooner, the date on which IFC owns no Shares), the Company agrees that it shall not issue any Shares (as defined in Section 1.01) or any securities that are convertible into Shares unless and until it shall first have delivered written notice (an "Issuance Notice") to IFC to the effect that the Company intends to issue such shares or other securities ("New Shares") and shall have offered to IFC the right to purchase its pro rata portion of such New Shares upon terms and conditions no less favorable to IFC than are offered to all other purchasers of the New Shares. IFC's pro rata portion of such New Shares shall be determined based upon the outstanding shares of the Company on the date of the Issuance Notice assuming the conversion to Shares of all then outstanding convertible securities, if any.

      (b) The Issuance Notice shall specify in reasonable detail the terms of the proposed issuance of New Shares, including the purchase price, any rights and privileges attaching to the New Shares, the reason for the proposed issuance and, if known, the identity or identities of any proposed offerees of the New Shares other than Pioneer Omega.

      (c) IFC shall have 30 days from the date of delivery or deemed delivery of the Issuance Notice in which to inform the Company in writing whether it intends to purchase any part of its pro rata portion of the New Shares. If IFC does not so inform the Company prior to the expiration of such 30-day period, it will be deemed to have waived its right to purchase any of the New Shares and the Company may sell such New Shares on terms and conditions not less favorable to the Company than those contained in the Issuance Notice.

      (d) If IFC elects to purchase New Shares, the closing of such purchase and sale shall take place at the offices of the Company not later than the 15th day following the date of notice from IFC that it intends to purchase such New Shares, or at such other time or place as shall be agreed between IFC and the Company.

      (e) Any New Shares purchased by IFC shall be treated as IFC Shares for purposes of the Put Option and the Call Option.

      Section 5.07. Notices and Requests.

      Any notice, request or other communication to be given or made under this Agreement to IFC, the Company or to Pioneer Omega shall be in writing and except as otherwise provided in this Agreement it shall be deemed to have been duly given or made when it shall be delivered by hand, mail (or airmail if sent to another country), or confirmed facsimile to the party to which it is required or permitted to be given or made at the relevant address for communications of such party which is specified at the opening of this Agreement or at such other address for communication as such party shall have designated by notice to the party giving or making such notice, request or other communication. Any communication to be delivered to any party under this Agreement which is sent by confirmed facsimile will constitute written legal evidence between the parties.

      Section 5.08. Successors and Assigns.

      This Agreement shall bind and inure to the benefit of the respective successors and assigns of the parties hereto, except that Pioneer Omega may not assign or otherwise transfer all or any part of its respective rights and obligations under this Agreement without the prior written consent of IFC. IFC may not assign or otherwise transfer all or any of its rights and obligations under this Agreement without the prior written consent of Pioneer Omega.

      Section 5.09. Governing Law.

      (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America.

      (b) The Company, Pioneer Omega and IFC, hereby irrevocably agree that any legal action, suit or proceeding arising out of or relating to this Agreement be brought in the courts of the State of New York or of the United States of America located in the State of New York. By the execution and delivery of this Agreement, the Company, Pioneer Omega and IFC each hereby irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding and the Company and Pioneer Omega designates, appoints and empowers CT Corporation as its authorized agent to receive for and on its behalf service of summons or other legal process in any such action, suit or proceeding in the State of New York. Final judgment against any party in any such action, suit or proceeding shall be conclusive. Nothing herein shall affect the right of IFC to commence legal proceedings or otherwise sue the Company or Pioneer Omega in any other appropriate jurisdiction or to serve process upon the Company or Pioneer Omega in any manner authorized by the laws of any such jurisdiction.

      (c) Each of the parties hereto further covenants and agrees that, for so long as it shall be bound by this Agreement, it shall maintain a duly appointed agent for the service of summons and other legal process in New York, New York, United States of America, for purposes of any legal action, suit or proceeding brought in respect of this Agreement and shall keep the other parties hereto advised of the identity and location of such agent. Each of the parties hereto further irrevocably consents, if for any reason there is no authorized agent for service of process in New York, to the service of process out of the said courts by mailing copies thereof by registered United States air mail, postage prepaid, to such party at its address specified herein; and in such a case the sender shall also send by confirmed facsimile, or shall undertake that there is also sent by confirmed facsimile, a copy of such process to the party being served.

      (d) The mailing of process in any such action, suit or proceeding (and whether to a party or to its authorized agent) shall be deemed personal service and accepted by a party as such and shall be legal and binding upon the party for all the purposes of any such action, suit or proceeding.

      (e) In addition, each of the parties hereto, to the extent permitted by law, irrevocably waives any objection which it may now or hereafter have to the laying of venue of any action, suit or proceeding arising out of New York or in the United States District Court for the Southern District of New York and hereby further irrevocably waives any claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

      Section 5.10. Counterparts.

      This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

      IN WITNESS WHEREOF, the parties hereto, acting through their duly authorized representatives, have caused this Agreement to be signed in their respective names as of the date first above written.


                                     PIONEER FIRST RUSSIA, INC.

                                     By /s/ John F. Cogan, Jr.
                                        ----------------------------------
                                        Name: John F. Cogan, Jr.
                                        Title: President


                                     PIONEER OMEGA, INC.

                                     By /s/ John F. Cogan, Jr.
                                        ----------------------------------
                                        Name: John F. Cogan, Jr.
                                        Title: President


                                     INTERNATIONAL FINANCE CORPORATION

                                     By /s/ Paul Hinchey
                                        ----------------------------------
                                        Name:  Paul Hinchey
                                        Title: Division Manager